Exhibit 23.4

to Registration Statement

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-190969 on Form S-3 of our report dated May 10, 2011, relating to the consolidated financial statements of Dry Bulk Cape Holdings Inc. incorporated by reference in the Annual Report on Form 10-K of International ShipHolding Corporation for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE S.p.A

DELOITTE & TOUCHE S.p.A

Turin, Italy

November 26, 2013